NEWS RELEASE FOR IMMEDIATE RELEASE DATE: May 15, 2018 CONTACT: Dan Lombardo, InvenTrust Properties Corp. 630-570-0605 or dan.lombardo@inventrustproperties.com Ivy Greaner Joins InvenTrust as the New Chief Operating Officer DOWNERS GROVE, Ill. -- DATE -- InvenTrust Properties Corp. (“InvenTrust” or the “Company”) today announced it has appointed Ivy Greaner to the newly created role of Chief Operating Officer, effective July 9, 2018. Ms. Greaner will assume a variety of responsibilities and will report to Tom McGuinness, President and Chief Executive Officer of InvenTrust. “We are excited to welcome Ivy to the InvenTrust team,” said Mr. McGuinness. “Ivy is an accomplished leader with strong operational experience and a proven track record of collaboration, and we look forward to leveraging her extensive real estate expertise to drive value within InvenTrust’s portfolio.” Ms. Greaner brings to InvenTrust more than 25 years of experience in real estate across a variety of product types. She most recently served as Regional Vice President of FivePoint, where she oversaw all operational aspects of the Company’s Northern California region, including the commercial strategy. Prior, Ms. Greaner was recruited to Lennar to build Lennar Commercial, a new subsidiary specializing in the development, investment and management of retail, mixed-use and commercial properties as the firm's COO. “I am excited to take on this new role to help implement and execute on InvenTrust’s key initiatives, which include transforming and concentrating our portfolio into a premier grocery- anchored, Sun-Belt focused portfolio,” said Ms. Greaner. “I look forward to working collaboratively with the entire team to build on InvenTrust’s momentum and position the Company for success.” About Ivy Greaner Ivy Greaner served as Regional Vice President of FivePoint, previously COO for Lennar Urban, from 2016 to 2018. Prior to Lennar Commercial’s combination with Rialto in 2016, Ms. Greaner served as Executive Vice President and COO of Lennar Commercial for two years. From 1999 to 2014, Ms. Greaner served as Partner and Chief Operating Officer of Ram Realty Services, where she oversaw company operations, ground up development and all aspects of commercial and residential asset management. Previously, Ms. Greaner served as Principal and Owner of

Gadinsky & Greaner, a commercial real estate service and development company, and the Director of Real Estate Services for Gadco Real Estate Company. Ms. Greaner serves on the Florida State University Real Estate Advisory Board, the International Council of Shopping Center’s National Economic Committee, and the committee’s Infrastructure Task Force. She is also a founding member of 100+ Women Who Care’s South Florida chapter, supports Hope Outreach’s philanthropic mission and served for many years as the Government Chair for ICSC’s Florida Government Relations. About InvenTrust Properties Corp. InvenTrust Properties Corp. is a pure-play retail company with a focus on acquiring grocery- anchored open-air centers in key growth markets with favorable demographics. This disciplined acquisition strategy, along with our innovative and collaborative property management approach, ensures the success of both our tenants and business partners and drives net operating income growth for the Company. InvenTrust became a self-managed REIT in 2014 and as of March 31, 2017, is an owner and manager of 81 retail properties, representing 14.2 million square feet of retail space. Forward-Looking Statements Disclaimer Forward-Looking Statements in this press release, which are not historical facts, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see our filings with the securities and Exchange Commission (“SEC”), including the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.